Rosetta Resources Inc. to Present at ENERCOM's 11th Oil & Gas Conference -- Denver, Colorado

HOUSTON, TX -- 08/02/2006 -- The Oil & Gas Conference -- Rosetta Resources Inc. (NASDAQ: ROSE) "Rosetta" today announced that Mr. Bill Berilgen, President and Chief Executive Officer, will present at ENERCOM's 11th Oil and Gas Conference in Denver, Colorado on Thursday, August 17th at 1:15 pm MDT. Rosetta's presentation will be available live on the company's web site, at www.rosettaresources.com, and will also be available on The Oil & Gas Conference™ web site, at www.theoilandgasconference.com.

The presentation on the company's web site will be available for a period of six (6) months. To view the replay, go to the "Investor Relations" section, and then to "Presentations and Events."

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements: All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Contact:
Teri Greer
Public Relations
Direct: (713) 335-4008
Email: greert@rosettaresources.com